Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

BANK OF NOVA SCOTIA

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-282565

Final Prospectus: True

N/A

The term sheet to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price for such offering is $51,036,840.